Exhibit 99.1
NEWS RELEASE

Southcross Energy          1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Terminates Merger with American Midstream Partners

DALLAS, Texas, July 30, 2018 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross Energy”) announced today that, effective July 29, 2018, it has terminated the previously announced Agreement and Plan of Merger, dated as of October 31, 2017, with American Midstream Partners, LP (NYSE: AMID) (“AMID”) whereby AMID had proposed to merge Southcross Energy into a wholly owned subsidiary of AMID. Consistent with its rights and obligations under the merger agreement, Southcross Energy provided written notice terminating the merger due to AMID’s failure to achieve conditions required under the merger agreement. In addition, effective July 29, 2018, Southcross Energy’s parent, Southcross Holdings LP (“Southcross Holdings”) has terminated the previously announced Contribution Agreement, dated as of October 31, 2017, with AMID as a result of a funding failure by AMID. Under the terms of the Contribution Agreement, Southcross Holdings is entitled to receive a $17 million termination fee, a portion of which will be used to reimburse certain of Southcross Energy’s transaction costs.

Southcross Energy and Southcross Holdings do not anticipate any adverse impacts to our customers, suppliers and employees as a result of the termination of these agreements.

The combined Boards of Directors of Southcross Energy and Southcross Holdings voted unanimously to approve these actions, which we believe enhance our ability to capitalize on the improving commercial environment across key areas of our asset base.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

This news release and accompanying statements may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding our future financial position, results, business strategy, guidance, distribution growth and plans and objectives of management for future operations, are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would”, “potential,” and similar terms and phrases to identify forward-looking statements in this news release. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the Securities and Exchange Commission (“SEC”). Please see SXE’s “Risk Factors” and other disclosures included in their Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequently filed Forms 10-Q and 8-K. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this news release. SXE undertakes no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this news release.

###

Contact:
Southcross Energy Partners, L.P.
Mallory Biegler, 214-979-3720
Investor Relations
InvestorRelations@southcrossenergy.com